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                            LMS MEDICAL SYSTEMS INC.

                             2004 STOCK OPTION PLAN


                         ARTICLE I - PURPOSE OF THE PLAN

1.1 The purpose of the Plan is to provide officers, directors and employees of the Company or its Subsidiaries and any other persons providing ongoing management or consulting services to the Company or its Subsidiaries with the opportunity to acquire a proprietary interest in the Company and thereby participate in the growth and development of the Company and its Subsidiaries.

                            ARTICLE II - DEFINITIONS

2.1 Where used herein, the following terms shall have the following meanings, respectively:

     (a) "ACT" means the Securities Act (Ontario) as the same may be amended, re-enacted or replaced from time to time;

     (b) "ASSOCIATES" shall have the meaning given to it under the Act;

     (c) "BOARD OF DIRECTORS" means the Board of Directors of the Company;

     (d) "COMPANY" means LMS Medical Systems Inc. and includes any successor corporation thereto;

     (f) "HOLDER" means a person to whom an Option has been granted under the Plan;

     (g) "INSIDER" means:

         (i) an insider as defined in the Act, other than a person who falls within that definition solely by virtue of being a director or senior officer (as such term is defined in the Act) of a Subsidiary; and

         (ii) an Associate of any person who is an insider by virtue of (i) above;

     (h) "OPTION" means an option to purchase Shares granted pursuant to the Plan;

     (i) "OUTSTANDING ISSUE" means at any time the number of Shares of the Company then issued and outstanding less the number of Shares issued pursuant to Share Compensation Arrangements within the previous 12 months;

     (j) "PLAN" shall mean the LMS Medical Systems Inc. - 2004 Stock Option Plan adopted by the Board of Directors on March 31, 2004 and to be submitted to the shareholders

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         of the Company for approval at a meeting to be held on or about
         September 2004;

     (k) "SHARES" means common shares in the capital of the Company;

     (l) "SHARE COMPENSATION ARRANGEMENTS" shall have the meaning set out in section 3.3 hereof; and

     (m) "SUBSIDIARY" means, in respect of the Company, any corporation that is a "subsidiary", as that term is defined in the Canada Business Corporations Act, of the Company.

                              ARTICLE III - OPTIONS

3.1 SHARES AVAILABLE. The Board of Directors may at any time, and from time to time, in accordance with this Plan, reserve and grant Options to purchase such number of treasury Shares which is not in excess of 2,149,942 Shares, or such greater number of Shares as shall have been duly approved by the Board of Directors and, if required by the rules and policies of The Toronto Stock Exchange or any other Stock Exchange on which the Shares may then be listed, by the shareholders of the Company.

3.2 TIME OF ISSUANCE OF OPTIONS. The Board of Directors may from time to time grant Options pursuant to this Plan. Subject to the provisions of section 3.4, nothing herein shall be construed to prohibit the granting of Options at different times to the same person.

3.3 PERSONS ELIGIBLE. Persons eligible to receive Options shall be such bona fide officers, directors and employees of the Company and/or its Subsidiaries or other persons or companies engaged to provide on-going management or consulting services to the Company or its Subsidiaries, which in the view of the Board of Directors, demonstrate the potential of becoming key personnel of, or performing valuable services for, the Company and its Subsidiaries, or as an inducement of employment, as the Board of Directors, in its sole discretion may determine. Notwithstanding anything to the contrary contained in the Plan, no Options may be granted to Insiders if such Options, together with any other options previously granted by the Company (collectively the "Share Compensation Arrangements") could result in:

     (a) the number of Shares reserved for issuance pursuant to Share Compensation Arrangements to Insiders collectively exceeding 10% of the Outstanding Issue; or

     (b) the issuance to Insiders, collectively within the 12 months immediately preceding or 12 months immediately following the date of grant of such Options, of a number of Shares exceeding 10% of the Outstanding Issue; or

     (c) the issuance to any one Insider within the 12 months immediately preceding or 12 months immediately following the date of grant of such Options, of a number of Shares exceeding 5% of the Outstanding Issue.

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3.4 NUMBER OF SHARES TO BE OPTIONED. The number of Shares to be optioned to any person shall be determined, in its sole discretion, by the Board of Directors provided that the number of Shares reserved for issuance at any time to any one person pursuant to Share Compensation Arrangements shall not exceed 5% of the number of Shares of the Company then issued and outstanding.

3.5 OPTION CERTIFICATES. An Option certificate, in the form approved by the Board of Directors and signed by such officer(s) of the Company as the Board of Directors may from time to time determine, shall be issued to each Holder.

3.6 ASSIGNABILITY OF OPTIONS. Options and all rights thereunder shall be non-assignable and non-transferable by the Holder, provided however that the personal representatives of a deceased Holder may exercise the rights enjoyed under any such Option at the time of his death subject, however, to the terms, conditions and limitations herein provided.

3.7 OPTION PRICE. The price at which Shares may be purchased under any Option shall be fixed by the Board of Directors, subject only to the rules and policies of any applicable securities regulatory authority and any trading network, market or stock exchange upon which the Shares may then be listed or quoted for trading.

     If the Shares are listed on the Toronto Stock Exchange, the exercise price of the Option shall be not less than the closing sale price of the Shares on the Toronto Stock Exchange on the last trading day prior to the grant of such Option and, if there is no such closing price, then the exercise price per Share at which the Shares may be purchased under any Option shall not be less than the simple average of the closing bid and ask prices on the Toronto Stock Exchange on the last trading day prior to grant of such Option.

     If the Shares are not listed on the Toronto Stock Exchange, the exercise price of the Option shall be not less than the closing price of a board lot of the Shares on such stock exchange or over-the-counter market as the Company's Shares are then listed or quoted from time to time on the last trading day prior to the grant of such Option and, if there is no such closing price, then the exercise price per Share at which the Shares may be purchased under any Option shall be not less than the simple average of the closing bid and ask prices on such stock exchange or over-the-counter market on the last trading day prior to grant of such Option.

     Notwithstanding the foregoing, the Board of Directors may grant options at such prices as the Board of Directors may determine and applicable regulatory authorities, stock exchanges or over-the-counter markets may approve.

3.8 TERM AND VESTING. The Board of Directors shall determine the term during which Shares may be purchased under any Option granted pursuant to the Plan (but such term shall not exceed 10 years) and shall determine the extent to which the Option may be exercised at any time during the term of the Option.

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                        ARTICLE IV - EXERCISE OF OPTIONS

4.1 HOW EXERCISABLE. Options shall be exercised by delivery of a duly signed notice in writing to such effect, together with the Option certificate and the full purchase price of the Shares purchased pursuant to the exercise of the Option, addressed to the Chief Financial Officer of the Company or any other officer of the Company as the Board of Directors may from time to time appoint for the purposes of receiving the same.

4.2 ISSUANCE OF SHARE CERTIFICATES. Within a reasonable time after exercise of an Option and payment for the Shares purchased pursuant to such exercise, the Company shall cause to be delivered to the person exercising the Option, a certificate for the Shares purchased pursuant to the exercise of the Option and an Option certificate for a number of Shares equivalent to the difference between the number of Shares of the Option certificate surrendered at the time of the exercise of the Option and the number of Shares with respect to which the Option was so exercised, or the Company may, at its election and in lieu of issuing a new Option certificate, endorse on the original Option certificate, a memorandum of the number of Shares in respect of which the Option has been exercised.

4.3. TERMINATION OF OPTIONS. Any Option not exercised within the period fixed for its exercise shall terminate and become void and of no effect.

4.4 CESSATION OF EMPLOYMENT. If a Holder ceases to be an officer, director or employee of the Company or a Subsidiary for any reason, other than that noted below, then all Options held by such Holder shall terminate and cease to be exercisable on the day which is 180 days following the effective date on which the Holder ceased to be an officer, director or employee of the Company. If a Holder ceases to be an officer, director or employee of the Company or a Subsidiary as a result of the retirement of the Holder and provided such retirement is accepted by the Board of Directors, then all Options held by such Holder shall terminate and cease to be exercisable on the day which is the third anniversary of the effective date of the Holder's retirement. If a Holder's employment with the Company is terminated for just cause, all Options held by such Holder shall automatically terminate. The Holder, or the legal personal representative of a deceased Holder, as the case may be, shall be entitled to exercise any Options held by such Holder but only to the extent that the Holder was entitled to exercise such Options at the effective date of the Holder ceasing to be a director, officer or employee of the Company or a Subsidiary, and for greater certainty, no Option may be exercised after the stated expiry date thereof.

                             ARTICLE V - ADJUSTMENTS

5.1 ADJUSTMENT OF OPTIONED SHARES. If prior to the complete exercise of any Option there shall be declared and paid a stock dividend upon the Shares of the Company or if such Shares shall be consolidated or subdivided or converted, exchanged or reclassified, or in any way substituted for, including without limitation, pursuant to an amalgamation, arrangement or merger, then the Option, to the extent that it has not been exercised, shall entitle the Holder upon the future exercise of the Option to such number and kind of securities or other property, subject to the terms of the Option, to


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which the Holder would have been entitled had the Holder actually owned the
Shares subject to the unexercised portion of the Option at the time of the occurrence of such stock dividend, consolidation, conversion, subdivision, exchange, reclassification or substitution; and the aggregate purchase price upon the future exercise of the Option shall be the same as if originally optioned Shares of the Company were being purchased hereunder. If any such event should occur, the number of Shares reserved for issuance pursuant to the Plan shall be similarly adjusted.

                         ARTICLE VI - CHANGE OF CONTROL

6.1 If a bona fide offer (the "Offer") for voting or equity shares is made to shareholders of the Company generally, or to a class of shareholders of the Company which, if Options were exercised, would include Holders, and which Offer, if accepted in whole or in part, would result in the offeror exercising control over the Company within the meaning of subsection 1(3) of the Act then, notwithstanding section 3.8 but subject to the other provisions hereof:

     (a) The Board of Directors may give its express consent to the exercise of any Options which are outstanding although not yet exercisable at the time of the Offer in the manner hereinafter provided.

     (b) If the Board of Directors has so consented to the exercise of any Options outstanding at the time of the Offer, the Company shall, immediately after such consent has been given, notify each Holder currently holding an Option of the Offer, with full particulars thereof, together with a notice stating that, in order to permit the Holder to participate in the Offer, the Holder may, during the period that the Offer is open for acceptance (or, if no such period is specified, the period of 30 days following the date of such notice), exercise all or any portion of any such Option held by the Holder.

     (c) In the event that the Holder so exercises any such Option, such exercise shall be in accordance with Article 4 hereof; provided that, if necessary in order to permit the Holder to participate in the Offer, such Option shall be deemed to have been exercised, and the issuance of Shares received upon such exercise (the "Optioned Shares") shall be deemed to have occurred, effective as of the first day prior to the date on which the Offer was made.

     (d) If, upon the expiry of the applicable period referred to in subsection
         (b) above, the Offer is completed, and:

         (i) the Holder has not exercised the entire or any portion of such Option then, as of and from the expiry of such period, the Holder's right to purchase the Shares covered by such Option shall not be exercisable, and shall expire and be null and void; and

         (ii) the Holder has exercised the entire or any portion of such Option, but has not tendered the Shares received in connection with such exercise to the Offer,

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               then, as and from the expiry of such period, the Company may require the Holder to sell to the Company such Optioned Shares for a purchase price of $.001 per Optioned Share.

     (e) If:

         (i) the Offer is not completed (within the time specified therein, if applicable);

               or

         (ii) all of the Optioned Shares tendered by the Holder pursuant to the Offer are not taken up and paid for by the offeror in respect thereof;

         then the Optioned Shares or, in the case of paragraph (ii) above, the portion thereof that are not taken up and paid for by such offeror, shall be returned by the Holder to the Company for cancellation and the terms of the Option as set forth herein shall again apply to such Option, or the remaining portion thereof, as the case may be.

     (f) If any Optioned Shares are returned to the Company pursuant to subsection (e) above, the Company shall refund the option price to the Holder in respect of such Optioned Shares.

     (g) In no event shall the Holder be entitled to sell the Optioned Shares otherwise than pursuant to the Offer, except as provided in paragraph
         (d)(ii) above.

                         ARTICLE VII - FRACTIONAL SHARES

7.1 No fractional shares may be purchased or issued under the Plan. If as a result of any adjustment pursuant to Article 5 hereof, a Holder would become entitled to a fractional Share, he or she shall have the right to purchase only the next lower whole number of Shares and no payment or other adjustment will be made with respect to the fractional interest so disregarded.

                           ARTICLE VIII - LIMITATIONS

8.1 The Company's obligations to issue Shares in accordance with the terms of this Plan is subject to compliance with the laws, rules, and regulations of all public agencies and authorities applicable to the issuance and distribution of such Shares and to the listing of such Shares on any Stock Exchange on which the Shares of the Company may be listed. Each Holder agrees to comply with all such laws, rules and regulations and agrees to furnish to the Company all information and such undertakings as may be required to permit compliance with such laws, rules and regulations.

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              ARTICLE IX - AMENDMENT OR DISCONTINUANCE OF THE PLAN

9.1 The Board of Directors may discontinue the Plan at any time; provided however that such discontinuance may not alter or impair any Option previously granted to a Holder under the Plan. Subject to any necessary approval of The Toronto Stock Exchange or any other Stock Exchange on which the Shares may be listed, the Board of Directors may from time to time amend the Plan and the terms and the conditions of any Options thereafter to be granted and the Board of Directors, with the consent of the affected Holder of an Option, may from time to time amend the Plan and the terms and conditions of any Options which have been theretofore granted.

                      ARTICLE X - MISCELLANEOUS PROVISIONS

10.1 RIGHTS OF HOLDERS. The Holder of an Option shall not have any rights as a shareholder of the Company with respect to any Shares covered by such Option until such Holder shall have exercised such Option in accordance with the terms of the Plan (including tendering payment in full of the aggregate exercise price in respect of which the Option is being exercised).

10.2 NO ADDITIONAL RIGHTS CONFERRED. Nothing in the Plan nor any Option shall confer upon any Holder any right to continue as an employee, officer or director of the Company or any Subsidiary or affect in any manner the right of the Company or any Subsidiary to terminate a Holder's employment at any time.



     ADOPTED BY THE BOARD OF DIRECTORS OF LMS MEDICAL SYSTEMS INC. THE 31ST DAY OF MARCH, 2004.


                                        By:   "Yves Grou"
                                           -------------------------------------
                                           Name: Yves Grou
                                           Title: Chief Financial Officer